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                                                                   Exhibit 10.19

                              EMPLOYMENT AGREEMENT

     In consideration of employment and compensation to be paid to David Hall (the "Employee") by PC Connection, Inc. (the "Corporation"), a New Hampshire corporation, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   Term.  The Corporation hereby agrees to continue to employ the Employee,
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and the Employee hereby agrees to continue employment with the Corporation, upon the terms set forth in this Agreement. The employment pursuant to this Agreement shall commence January 1, 1998. The employment shall be "at will"; that is, the Employee or the Corporation may elect to terminate the employment relationship at any time.

2.   Title; Capacity.  The Employee agrees to serve in his current capacity of
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Vice Chairman of the Board.  The Employee hereby agrees to continue to undertake the duties and responsibilities inherent in such position. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Corporation and any changes therein which may be adopted from time to time by the Corporation.

3.   Compensation and Benefits.
     -------------------------

     (a) Salary.  The Corporation shall pay the Employee, in semi-monthly
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installments, an annual base salary of $300,000.00 for the period January 1,
1998 through December 31, 1998 in consideration of the duties performed by the Employee. Such salary shall be payable for any period in which the Employee renders services hereunder. Such salary shall be subject to adjustment thereafter as determined by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") or, in the absence of such Committee, by the Board.

     (b) Fringe Benefits.   The Employee shall be entitled to participate in
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bonus and benefit programs that the Corporation establishes and makes available to its employees, if any, to the extent that the Employee's participation is approved by the Committee or the Board.

4.   Entire Agreement.  This Agreement constitutes the entire agreement between
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the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

5.   Amendment.  This Agreement may be amended or modified only by a written
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instrument executed by both the Corporation and the Employee.
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6.   Governing Law.  This Agreement shall be construed, interpreted and enforced
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in accordance with the laws of the State of New Hampshire.

7.   Successors and Assigns.  This Agreement shall be binding upon and inure to
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the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Corporation may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

8.   Miscellaneous.  In case any provision of this Agreement shall be invalid,
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illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 12th day of January, 1998.

                              PC CONNECTION, INC.



                              By:  /s/ Patricia Gallup
                                 ------------------------------------------

                              Title:  Chairman and Chief Executive Officer
                                    --------------------------------------


                              EMPLOYEE


                              /s/ David Hall
                              -----------------------------------------------
                              David Hall